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                                                                 EXHIBIT 10.113


        AGREEMENT entered into this 14th day of May, 2001 by and among Motient Corporation ("Motient"), Rare Medium Group, Inc. (the "Company") and Glenn S. Meyers (the "Executive").

        WHEREAS, the Executive and the Company are parties to an amended and restated employment agreement, dated June 4, 1999 (the "Employment Agreement") pursuant to which the Company is required to pay certain amounts to the Executive upon the termination of the Agreement by the Executive for any reason following the occurrence of a Change of Control (as defined in the Agreement);

        WHEREAS, the Company and Motient have entered into an Agreement and Plan AGREEMENT entered into this 14th day of May, 2001 by and among of Merger of even date herewith (the "Merger Agreement") the consummation of the transactions contemplated by which will constitute a Change of Control;

        WHEREAS, Motient, the Company and the Executive desire to modify the Agreement to provide for the payments and benefits that will be due and payable thereunder in satisfaction of the Company's obligations thereunder in connection with the transactions contemplated by the Merger Agreement;

        NOW, THEREFORE, the parties hereby agree as follows:

1. IMMEDIATELY PRIOR TO CLOSING, THE BOARD OF DIRECTORS OF THE COMPANY SHALL REDUCE THE EXERCISE PRICE OF 50% OF ALL OUTSTANDING STOCK OPTIONS HELD BY THE EXECUTIVE TO $.01 AND SHALL REDUCE THE EXERCISE PRICE OF THE REMAINING 50% OF ALL OUTSTANDING STOCK OPTIONS HELD BY THE EXECUTIVE TO THE FAIR MARKET VALUE OF THE COMMON STOCK OF THE COMPANY ON THE DAY IMMEDIATELY PRIOR TO CLOSING. THE BOARD OF DIRECTORS OF THE COMPANY SHALL TAKE ALL ACTIONS NECESSARY SUCH THAT AT CLOSING, ALL UNVESTED STOCK OPTIONS OF THE HELD BY THE EXECUTIVE SHALL VEST. ACQUIROR SHALL TAKE ALL ACTIONS NECESSARY TO ENSURE THAT THE SHARES UNDERLYING SUCH OPTIONS ARE REGISTERED AND FREELY TRANSFERABLE AT ALL TIMES FOLLOWING THE CLOSING.

2. AT CLOSING, ACQUIROR SHALL GRANT TO THE EXECUTIVE ONE MILLION SHARES OF ACQUIROR'S COMMON STOCK. SUCH SHARES SHALL BE REGISTERED AND, TO THE EXTENT VESTED, SHALL BE FREELY TRANSFERABLE. THE SHARES SHALL VEST MONTHLY OVER 36 MONTHS IN EQUAL PARTS, PROVIDED THAT 50 PERCENT OF THE REMAINING UNVESTED RESTRICTED SHARES SHALL VEST IF EXECUTIVE TERMINATES HIS EMPLOYMENT WITH THE COMPANY FOR ANY REASON;

3. THE COMPANY SHALL PAY THE EXECUTIVE $2.25 MILLION IN CASH UPON THE EXECUTIVE'S TERMINATION OF HIS EMPLOYMENT WITH THE COMPANY FOR ANY REASON AT ANY TIME AFTER CLOSING; AND

4. ALL OTHER RIGHTS OF THE EXECUTIVE TO ANY PAYMENTS UNDER THE EMPLOYMENT AGREEMENT RELATED TO CHANGE OF CONTROL PAYMENTS OR ANY OTHER SEVERANCE SHALL BE TERMINATED EFFECTIVE AS OF THE CLOSING.

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5.      THIS AGREEMENT SHALL BE EFFECTIVE AS OF THE CLOSING. IF THE CLOSING DOES
NOT OCCUR THIS AGREEMENT SHALL BE NULL AND VOID AB INITIO.

This Agreement has been executed by the parties on this __ day of May, 2001.



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Glenn S. Meyers



Rare Medium Group, Inc.


By:
     -------------------------
     Name:
     Title:


Motient Corporation


By:
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     Name:
     Title: